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                                                                     EXHIBIT 3










                             C E R T I F I C A T E


                                      O F


                           I N C O R P O R A T I O N


                                      O F



                            QUAKER STATE CORPORATION




                             RESTATED MAY 16, 1997




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                             C E R T I F I C A T E

                                      O F

                           I N C O R P O R A T I O N

                                      O F

                            QUAKER STATE CORPORATION


                                   **********


                  FIRST.  The name of the corporation is Quaker State
Corporation.

                  SECOND. Its registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

                  THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                  To purchase, lease or otherwise acquire lands, or oil, gas and mineral rights in land, for the purpose of producing and to produce therefrom oil, gas, or other volatile or mineral substances; to develop said lands by drilling oil and gas wells thereon and by the installation of plants, machinery and appliances for said purposes and to deal in, transport, store, supply, market and sell oil, gas



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or volatile or mineral substances for either light, heat or both or other purposes and for any or all of said purposes to own, maintain and operate pipes, pipe lines, tanks, and such other devices, property and appliances as may be necessary and incidental thereto.

                  To produce or otherwise acquire, transport, store and refine petroleum and manufacture, compound and deal in the refined and semi-refined products of petroleum, and own and operate all property, plants and refineries necessary and incidental thereto.

                  To acquire by exchange or otherwise and subscribe for, purchase, hold, own, assign, pledge and otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes and other securities, obligations, contracts and evidences of indebtedness of corporations of this State, including this corporation, or of any other State, Country, Nation or Government and to issue, execute and deliver in exchange therefor its stocks, bonds or other obligations and to exercise in respect of any such shares of stock, bonds and other securities so held, owned or possessed, any and all rights, powers and privileges of ownership.

                  To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

                  To acquire, and pay for in cash, stock or bonds of this corporation



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or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

                  To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of the this State or any other State, Country, Nation or Government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

                  To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                  To borrow or raise moneys for any of the purposes of the corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of




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the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

                  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                  To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

                  In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                  The objects and purposes specified in the foregoing clauses shall,




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except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred and Fifty Million (250,000,000) shares of the par value of one dollar ($1.00) each.

                  FIFTH: Except as authorized by the Board of Directors in its discretion, no stockholder of any class shall have any preemptive or preferential right to purchase or subscribe for either (i) any shares of the Corporation which the Corporation may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or any amendment hereto or whether out of shares of the Corporation acquired by the Corporation after the issue thereof, or (ii) any obligation or security of the Corporation which the Corporation may issue or sell, that shall be convertible into, or exchangeable for, any shares of the Corporation of any class, or (iii) any warrant or option of the Corporation which the Corporation may issue or sell, that confers upon the holder or owner thereof the right to subscribe for or purchase from the Corporation any shares of the Corporation of any class.



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                  SIXTH.  The amount of capital with which the corporation will commence business is One Hundred Thousand Dollars ($100,000).

                  SEVENTH. The names and places of residence of the incorporators are as follows:

              NAMES                           RESIDENCES
          C.S. Peabbles                  Wilmington, Delaware
          H. H. Snow                     Wilmington, Delaware
          L. H. Herman                   Wilmington, Delaware

                  EIGHTH.  The corporation is to have perpetual existence.

                  NINTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                  TENTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                  To make and alter the by-laws of the corporation.

                  To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                  To set apart out of any of the funds of the corporation available for



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dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

                  By resolution or resolutions, passed by a majority of the whole Board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

                  When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, the board of directors shall have power and authority to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other


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securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

                  The corporation may in its by-laws confer powers upon its board of directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

                  ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 3883 of the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any



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reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  TWELFTH. Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the board of directors.

                  THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  FOURTEENTH. 1. The affirmative vote or consent of the holders of ninety-five percent (95%) of all shares of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article FOURTEEN as one class, shall be required for the adoption or


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authorization of a business combination (as hereinafter defined) with any other entity (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote in elections of directors considered for the purposes of this Article FOURTEEN as one class; provided that such ninety-five per cent (95%) voting requirement shall not be applicable if:

         (a) The cash, or fair market value of other consideration, to be received per share by capital stockholders of the Corporation in such business combination bears the same or a greater percentage relationship to the market price of the Corporation's Capital Stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and/or soliciting dealers fees) which such other entity has theretofore paid for any of the shares of the Corporation's Capital Stock already owned by it bears to the market price of the Capital Stock of the Corporation immediately prior to the commencement of acquisition of the Corporation's Capital Stock by such other entity;

         (b) The cash, or fair market value of other consideration, to be received per share by capital stockholders of the Corporation in such business combination (i) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the Corporation's Capital Stock, and
(ii) is not less than the earnings per share of Capital Stock of the Corporation for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community;

         (c) After such other entity has acquired a thirty per cent (30%) interest and prior to the consummation of such business combination: (i) such other entity shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by continuing director(s) (as hereinafter


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defined) proportionate to the stockholdings of the Corporation's public capital stockholders not affiliated with such other entity (with a continuing director to occupy any resulting fractional board position); (ii) there shall have been no reduction in the rate of dividends payable on the Corporation's Capital Stock except as necessary to insure that a quarterly dividend payment does not exceed 12.5% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of the directors; (iii) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a thirty per cent (30%) interest or as a result of a pro rata stock dividend or stock split); and (iv) such other entity shall not have acquired any additional shares of the Corporation's outstanding Capital Stock or securities convertible into Capital Stock except as a part of the transaction which results in such other entity acquiring its thirty percent (30%) interest;

         (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such business combination; and

         (e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 shall be mailed to public stockholders of the Corporation for the purpose of soliciting stockholder approval of such business combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may choose to state and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such business combination, from the point of view of the remaining public stockholders of the Corporation (such investment banking firm to be selected by a majority of the continuing directors and to be paid a reasonable fee for their services by the Corporation upon receipt of such opinion).

                  The provisions of this Article FOURTEENTH shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than thirty percent (30%) of the outstanding shares of stock of the Corporation entitled to vote in elections of




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directors considered for the purposes of this Article FOURTEENTH as one class, notwithstanding the fact that such other entity has reduced its shareholdings below thirty percent (30%) if, as of the record date for the determination of stockholders entitled to notice of and to vote on or consent to the business combination, such other entity is an "affiliate" of the Corporation (as hereinafter defined).

                  2. As used in this Article FOURTEENTH, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulation sunder the Securities Exchange Act of 1934 as in effect on July 1, 1979, together with the successors and assigns of such persons in any transaction or series of transactions not involving a public offering of the Corporation's stock within the meaning of the Securities Act of 1933; (b) another entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation which the other entity (as defined above) has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (c) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clause (b)





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above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the Corporation with or into any other corporation, or the sale or lease of all or any substantial part of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity;
(e) the term "continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the public stockholders prior to the time that such other entity acquired in excess of ten percent (10%) of the stock of the Corporation entitled to vote in the election of directors, or a person recommended to succeed a continuing director by a majority of continuing directors; and (f) for the purposes of subparagraphs 1(a) and (b) of this Article FOURTEENTH the term "other consideration to be received" shall mean Capital Stock of the Corporation retained by its existing public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation.

                  3. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article FOURTEENTH on the basis of information known to them whether (a) such other entity beneficially owns more than thirty percent (30%) of the outstanding shares of stock of the Corporation



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entitled to vote in election of directors, (b) an other entity is an
"affiliate" or "associate" (as defined above) of another, (c) an other entity has an agreement, arrangement or understanding with another, or (d) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.

                  4. No amendment to the Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article FOURTEENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of ninety-five percent (95%) of all shares of stock of the Corporation entitled to vote in election of directors, considered for the purposes of this Article FOURTEENTH as one class; provided that this paragraph 4 shall not apply to, and such ninety-five percent (95%) vote or consent shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the stockholders by the Board of Directors of the Corporation if all of such directors are persons who would be eligible to serve as "continuing directors" within the meaning of paragraph 2 of this Article FOURTEENTH.

                  5. Northing contained in this Article FOURTEENTH shall be construed to relieve any other entity from any fiduciary obligation imposed by law.




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                  FIFTEENTH. 1. To the fullest extent that the law of the State of Delaware, as the same exists or may hereafter be amended, permits elimination of the personal liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  2. The provisions of this Article FIFTEENTH shall be deemed to be a contract with each director of this Corporation who serves as such at any time while this Article FIFTEENTH is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Article FIFTEENTH. Any amendment or repeal of this Article FIFTEENTH or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this Corporation prior to the effectiveness of such amendment, repeal, By-Law or other provisions.

                  SIXTEENTH. 1. Right to Indemnification. Except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against reasonable expenses and any liability paid or incurred by such person in connection with any actual or



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threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Paragraph 1. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time denominates any of such persons as entitled to the benefits of this Article SIXTEENTH. As used in this Article SIXTEENTH, "indemnitee" shall include each director and officer of the Corporation and each other person denominated by the Board of Directors of the Corporation as entitled to the benefits of this Paragraph 1; "expenses" shall include fees and expenses of counsel selected by an indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to



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this Paragraph 1 against expenses incurred in connection with an Indemnitee
Action only if (i) the Indemnitee Action is instituted under Paragraph 3 of this Article SIXTEENTH and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

                  2. Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under Paragraph 3 of this Article SIXTEENTH paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses.

                  3. Right of Indemnitee to Bring Action. If a written claim for indemnification under Paragraph 1 of this Article SIXTEENTH or for advancement of expenses under Paragraph 2 of this Article SIXTEENTH is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the Indemnitee may at any time thereafter bring an



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Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Paragraph 1 of this Article SIXTEENTH shall be that the conduct of the indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under Paragraph 2 of this Article SIXTEENTH shall be failure by the indemnitee to provide the undertaking required by Paragraph 2 of this Article SIXTEENTH.

                  4. Funding and Insurance. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other



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means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article SIXTEENTH. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of this Article SIXTEENTH.

                  5. Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Article SIXTEENTH shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, provision in the Certificate of Incorporation or By-laws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Section 5 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section 5), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was denominated as entitled to indemnification under this Article SIXTEENTH and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after the effectiveness of this Article SIXTEENTH, whether



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arising from acts or omissions occurring before or after the effectiveness of this Article SIXTEENTH. Any amendment or repeal of this Article SIXTEENTH or adoption of any By-Law of this Corporation or other provision of the Certificate of Incorporation of this Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article SIXTEENTH shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnitee prior to the effectiveness of any such amendment, repeal, By-law or other provision.

                  6. Partial Indemnity. If an indemnitee is entitled under any provision of this Article SIXTEENTH to indemnification by the Corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make



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this certificate, hereby declaring and certifying that the facts herein stated
are true, and accordingly have hereunto set our hands and seals this 23rd day of June, A.D. 1931.

                  In presence of

                  Harold E. Grantland                 C.S. Peabbles     (Seal)
                                                      H.H. Snow         (Seal)
                                                      L.H. Herman       (Seal)

STATE OF DELAWARE     )
                     ) SS
COUNTY OF NEW CASTLE  )


                  BE IT REMEMBERED, that on this 23rd day of June, A.D. 1931, personally came before me, Harold E. Grantland, a Notary Public for the State of Delaware, C.S. Peabbles, H.H. Snow, L.H. Herman, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.


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                  GIVEN under my hand and seal of office the day and year
aforesaid.


Harold E. Grantland
Notary Public
Appointed January 12, 1931
State of Delaware
Term Two Years







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